Tuesday May 25, 7:40 am Eastern Time

Company Press Release

SOURCE: C-COR Electronics, Inc.

C-COR Signs Letter of Intent to Acquire Silicon Valley Communications (SVCI)

SVCI, a Key Supplier of High-Performance Fiber Optic Equipment for Broadband Networks

STATE COLLEGE, Pa., May 25 /PRNewswire/ -- C-COR Electronics, Inc. (Nasdaq: CCBL
- news), to be renamed C-COR.net, pending completion of its merger with Convergence.com, announced today that the company has signed a letter of intent to acquire Silicon Valley Communications, Inc., a leading edge technology company and key supplier of high quality, comprehensive fiber optic transmission systems used in advanced, hybrid fiber/coax (HFC) networks. The transaction, which is expected to be completed in summer 1999, is subject to the satisfaction of a number of conditions. The estimated value of the transaction, including issuance of stock and the assumption of debt, is over $50 million.

Silicon Valley Communications, founded in 1994, has its headquarters, research laboratory and manufacturing facilities based in Santa Clara, California. The
SVCI product line includes 1310 nm forward and return path transmitters and receivers, 1550 nm DWDM transmitters, 1550 nm externally- modulated transmitters, erbium-doped fiber amplifiers (EDFAs) in 3 RU and 1 RU sizes and SNMP compliant NMS. The design philosophy behind the products has been to address the changing domestic and international market needs by providing flexibility, modularity and efficiency for today's broadband video and interactive Internet network applications.

David A. Woodle, President and CEO of C-COR, stated, "This move will allow us to round out our fiber optic product offering while meeting our strategic objective of providing advanced technology, broadband HFC products to our domestic and international customers. We continue to see a growing need for high-performance, high quality fiber optic products for the evolving architectures and feel the SVCI products will significantly expand our ability to meet the requirements today and into the future for superior network integrity."

Mary Fong, Chairman of SVCI, commented, "We feel very positive about joining forces with C-COR, which has a strong 45-year legacy in the industry. The combination of our Silicon Valley Communications products with C-COR's RF amplifiers, Navicor(TM) nodes, network management systems, network design and activation capabilities, and Internet enabling technical services form a total set of product and service solutions for customers throughout the full broadband network life cycle."

C-COR, headquartered in State College, Pennsylvania, provides products and support to customers as they plan, design, build and maintain complex broadband communications networks. The company is an innovator, developer and supplier of robust, high-quality distribution electronics, network management systems and technical services for two-way HFC networks around the world. Recently C-COR announced that the company and Convergence.com, an Atlanta- based provider of Internet-enabling technical services, had entered into a definitive merger agreement, under which Convergence.com will become a wholly- owned subsidiary of C-COR and will operate as a segment of a separate business unit called Broadband Management Services. The merger is expected to be completed in June 1999.

C-COR, founded over 45 years ago, designs and manufactures robust, high- quality network distribution products for two-way hybrid fiber/coax (HFC) networks.
C-COR's headquarters is in State College, Pennsylvania, with production facilities in State College and Tipton, Pennsylvania; and Tijuana, Mexico. C-COR maintains offices in Toronto, Canada; Almere, The Netherlands; and Hong Kong. C-COR's common stock is listed in the Nasdaq National Market under the symbol CCBL. C-COR's website is http://www.c-cor.com. C-COR was named to Forbes Magazine's 200 Best Small Companies in America List (1998).

Some of the information presented in this announcement, including, but not limited to the company's expectations in connection with the merger with Silicon Valley Communications Inc., constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include the ability to consummate the mergers with Convergence.com Corporation and Silicon Valley Communications, Inc. and integrate Convergence.com's and Silicon Valley Communications' businesses, the timing of orders received from customers; the gain or loss of significant customers; changes in the mix of products sold; changes in the cost and availability of parts and supplies; fluctuations in warranty costs; new product development activities; the Company's ability to implement its strategies of product, service, and global market expansion; economic conditions affecting domestic and international markets; regulatory changes affecting the telecommunications industry, in general, and the Company's operations, in particular; competition and changes in domestic and international demand for the Company's products; the Company's ability to assess the risks of the year 2000 issue, with respect to its operations, and resolve them in a timely manner; and other factors which may impact operations and manufacturing. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

                             Background Information
                  C-COR Electronics, Inc. (Nasdaq: CCBL - news)

    Headquarters:             State College, Pennsylvania - USA

    President and
    Chief Executive Officer:  David A. Woodle

    Corporate Description:    Products and services for network operators as
                              they plan, design, build and maintain complex, broadband communications networks. Included are robust, high-quality RF and AM fiber optic distribution electronics and a full complement of technical services, network management systems, and technical services. Through an alliance with Convergence.com, a provider of Internet enabling technical services, C-COR is the exclusive reseller of Convergence.com's products and services in North America.
                              Convergence.com's products and services enable delivery of cost-effective, high-speed, broadband Internet and data services to businesses, residential customers, schools and other institutions.

    Locations:                Headquarters in State College, Pennsylvania and
                              production facilities in State College and Tipton, Pennsylvania; and Tijuana, Mexico.
                              Offices in Toronto, Canada; Almere, The
                              Netherlands; and Hong Kong.

    Revenues:                 $152 million*
    Earnings:                 $0.78 per share from continuing operations*
    Assets:                   $75,518,000*
    Capital Expenditures:     $8,782,000*
    Market Capitalization:    $215 million (as of May 14, 1999)
    Shareholders of Record:   599*
    Total Employees:          1646 (April 1999)

    *Effective Fiscal Year Ending June 26, 1998

                             Background Information
                   Silicon Valley Communications, Inc. (SVCI)

    Headquarters:             Santa Clara, California - USA

    Chairperson and
    Chief Executive Officer:  Mary Fong

    Corporate                 Description:  SVCI's technology and products serve
                              the rapidly  growing  optical  communications  and
                              multimedia   markets  with  advanced   fiber-optic
                              transmission   and   distribution    systems   for
                              broadband video and digital networks.

                              SVCI provides a complete family of modular, high performance, optical communications products including 1310 nm and 1550 nm fiber-optic transmitters, erbium-doped fiber amplifiers (EDFAs), indoor and outdoor fiber-optic receivers, return path transmitters and return path receivers for cable networks. SVCI's products are available in 3-RU and 1-RU high sizes for flexibility of insertion into a Universal Chassis together with AC or DC power supply modules.

                              SVCI is actively focused on advanced research and product development activities to satisfy the interactive bi-directional needs of the Information Superhighway. Due to the various cable network systems now deployed, SVCI is listening carefully to engineering and economic requirements and working with cable operator upgrade and conversion teams to understand the most effective applications of our research and development efforts for advanced HFC networks.

    Revenues:                 N.A.
    Earnings:                 N.A.
    Assets:                   N.A.
    Capital Expenditures:     N.A.
    Market Capitalization:    N.A.
    Shareholders of Record:   N.A.
    Total Employees:          70

                                 David A. Woodle
                      President and Chief Executive Officer
                             C-COR Electronics, Inc.


David A. Woodle was appointed President and Chief Executive Officer of C-COR Electronics, Inc. in August 1998 and has been a member of the C-COR Board of Directors since October 1998. Under Mr. Woodle's leadership, C-COR has launched a major corporate repositioning strategy to tap into the rapidly growing demand by the broadband communications industry for expertise in launching, managing and delivering high-speed broadband Internet and data services.

Prior to joining C-COR, Mr. Woodle led merger transition efforts as Vice President and General Manager of Raytheon E-Systems/HRB Systems, and successfully positioned the company in the wireless data telecommunications marketplace. Subsequently, as General Manager of Strategic Systems for Raytheon Systems Company, he was responsible for managing a one-half billion dollar business focused on real-time information systems integration. Mr. Woodle has had over 20 years business and management experience in engineering and manufacturing, with recognized expertise in strategic planning, global business development and partnerships, business acquisitions and mergers, and technical innovation.

Mr. Woodle serves as a Director on several Boards including the Chamber of Business and Industry of Centre County, the Centre County United Way, and the Shaner Sports Complex. He is also the Chairman of the CEO Group for Centre County and an Elder at St. John's United Church of Christ. Mr. Woodle holds a Bachelor of Science degree in Computer Science from the Pennsylvania State University.

                                    Mary Fong
                      Chairperson, Chief Executive Officer
                       Silicon Valley Communications, Inc.


Mary Fong, Chairperson, CEO and co-founder, has more than thirty years of experience in building new firms and developing them into fully operational and profitable companies.

Her expertise covers operation, finance, international trading, and investment. She was co-founder of Genexco/Newtimes Ltd, a Taiwanese textile and garment manufacturer and exporter, with offices and factories internationally. She was also the co-founder of Thai Wonderful Wire & Cable (a cable and wire manufacturer) and AT Research (an industrial automation company) in Thailand. She is also the founder and developer of Rose Garden Hotel in Yangon, Myanmar (under construction).

Mary earned a business degree from California State University at Northrop.